UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)

Trecora Resources (the “Company”) held its Annual Meeting of Stockholders on May 20, 2015, at which the items set forth in response to Item 5.07(b) were submitted to a vote of security holders. For more information on the following proposals, see the Company’s 2015 Proxy Statement, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

(b)

The shareholders elected each of the Board’s three director nominees as set forth below:

Nominees	Votes For	% For	Votes Against	Abstentions	Broker Non-Votes
Allen P. McKee (3 year term)	15,307,070	99.09%	139,302	935	2,623,165
John R. Townsend (3 year term)	15,309,160	99.10%	137,302	845	2,623,165
Karen A. Twitchell (1 year term)	15,215,977	98.50%	230,385	945	2,623,165

The shareholders voted as set forth below on two management proposals:

Ratification of BKM Sowan Horan, LLP as Independent Auditors for 2015:

Votes For:	17,892,495	99.02%
Votes Against:	141,607
Abstentions:	36,370
Broker Non-Votes:	-

Advisory Vote on Executive Compensation:

Votes For:	14,085,367	91.18%
Votes Against:	1,284,588
Abstentions:	77,352
Broker Non-Votes:	2,623,165

The Company’s website (www.trecora.com) contains a significant amount of information about the Company including financial and other information for investors. The Company encourages investors to visit its website from time to time, as information is updated and new information is added.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on May 21, 2015.

Signature	Title
/s/ Connie Cook Connie Cook	Chief Financial Officer (principal financial and accounting officer)